UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

1601 N.W. Expressway, Suite 1600 Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 753-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 — Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Indenture
Registration Rights Agreement
Press Release

Item 1.01—Entry into a Material Definitive Agreement.
     On May 15, 2008, SandRidge Energy, Inc. (the “Company”), entered into a Purchase Agreement, dated as of May 15, 2008 (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers, relating to the sale and issuance of $750,000,000 in aggregate principal amount of the Company’s 8% senior unsecured notes due 2018 (the “Notes”).
     On May 20, 2008, the Company entered into (i) an Indenture, dated as of May 20, 2008 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated May 20, 2008, among the Company, the Guarantors and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers, each relating to the Notes.
     On May 20, 2008, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Notes will mature on June 1, 2018, and interest is payable on the Notes on each June 1 and December 1, commencing December 1, 2008.
     At any time prior to June 1, 2013, the Company is entitled at its option to redeem some or all of the Notes at a redemption price of 100%, plus the Applicable Premium (as defined in the Indenture) and accrued and unpaid interest. On and after June 1, 2013, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 104.000% for the twelve-month period beginning on June 1, 2013, 102.667% for the twelve-month period beginning June 1, 2014, 101.333%, for the twelve-month period beginning on June 1, 2015 and 100.00% beginning on June 1, 2016, plus accrued and unpaid interest.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make principal payments on, or purchase or redeem subordinated indebtedness prior to any scheduled principal payment or maturity; (iv) make investments; (v) use assets as collateral in other transactions; (vi) enter into sale and leaseback transactions; (vii) sell certain assets or merge with or into other companies; (viii) enter into transactions with affiliates; and (ix) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon acceleration or redemption, of the principal on the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (v) there occurs with respect to any indebtedness of the Company or any Guarantor having an outstanding principal amount of $50.0 million or more (a) an event of default which results in such indebtedness being due and payable prior to its maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness; (vi) failure by the Company, any Guarantor or other significant subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; (viii) the Company or any of its significant subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; and (ix) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note guaranty. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.  The description above is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.
     Pursuant to the Registration Rights Agreement, unless the Notes are freely tradable pursuant to Rule 144 under the Securities Act by the 365th day following the issue of the Notes, the Company and the Guarantors will use their reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act.  Under some circumstances, in lieu of a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement with respect to the Notes and to use their reasonable best efforts to keep the shelf registration statement effective until the earlier of the period specified in Rule 144 for the Notes to become unrestricted securities or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.  The description above is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 8.01 – Other Events.
     On May 15, 2008, the Company issued a press release announcing the pricing of the Notes.  A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
     The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
Item 9.01 – Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of May 20, 2008 among SandRidge Energy, Inc. and the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 20, 2008 among SandRidge Energy, Inc., the several guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers.

99.1	Press release dated May 15, 2008, announcing the pricing of the Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: May 21, 2008	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of May 20, 2008 among SandRidge Energy, Inc. and the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 20, 2008 among SandRidge Energy, Inc., the several guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers.

99.1	Press release dated May 15, 2008, announcing the pricing of the Notes.